Exhibit 99.1

U.S. Army Renews GlobalSCAPE, Inc. Contract

Contract ensures continued maintenance and support for Globalscape’s secure information exchange solutions

SAN ANTONIO – October 22, 2015 – GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, announced today the renewal of the United States Army maintenance and support contract which includes the continued use of Globalscape’s Enhanced File TransferTM (EFTTM) platform and CuteFTP® client software. The contract for maintenance and support will be used to maintain the Standard Army Maintenance System-Enhanced (SAMS-E) logistics program – a mission critical system that helps to coordinate continuity of combat services in the field.

Since 2007, the U.S. Army has used Globalscape’s secure information exchange solutions to move large amounts of critical logistical data around the world to support thousands of troops and numerous military operations. With the latest renewal and the help of government-focused distributor Carahsoft, the U.S. Army will continue to maintain compliance with federal and U.S. military security regulations. To ensure the highest levels of security within its solutions, Globalscape has met numerous government and public sector standards and certifications, such as Federal Information Processing Standards (FIPS 140-2), the U.S. Army Certificate of Networthiness (CoN), and Common Access Card (CAC) authentication.

Some of the world’s largest organizations, government agencies, and public sector organizations depend on Globalscape EFT to move and secure data. EFT enables and protects mission-critical file transfers with military-grade security, operational efficiency, and advanced features like automation and real-time visibility into data transfers. Globalscape’s EFT solutions were recently recognized for having advanced compliance and security features in the 2015 Info-Tech Research Group Managed File Transfer (MFT) Vendor Landscape. In addition, CuteFTP is an award-winning FTP client for securely and reliably transferring files over industry-standard protocols including FTP, FTPS, HTTP, HTTPS and SSH.

SUPPORTING QUOTES:
Matt Goulet, Chief Operating Officer at Globalscape
“Our longstanding work with the U.S. Army – along with our roster of federal agency and public sector clients – has helped us set the standard of excellence for any organization looking for the most robust security and compliance measures for their information exchange networks. Knowing that our software is behind the transfer of data that is part of the backbone of the U.S. Army logistics team is something that all of us are incredibly proud of. Of course, our continued work with the U.S. Army is also a result of our excellent relationship with our trusted partner Carahsoft, who keeps pace with the changing needs of our public sector and federal organizations.”

Michael Shrader, Vice President, Intelligence and Innovative Solutions at Carahsoft
“Globalscape has an established reputation as a vendor of choice for information exchange solutions within the federal and public sector. The renewal of the U.S. Army support contract reaffirms the high standard of their managed file transfer solutions and customer support teams. As a Globalscape Government distributor, we are pleased to offer the U.S. Army, our other government customers and our reseller partners Globalscape’s thoughtful information exchange solutions with rich feature sets that continuously meets the stringent security standards of federal agencies and the government.”

For more information on Globalscape EFT or CuteFTP, please visit: https://www.globalscape.com/managed-file-transfer. If you’re interested joining Carahsoft and Globalscape for their next webinar, please visit: http://events.carahsoft.com/event-detail/4377/gs/register/.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2014 fiscal year, filed with the Securities and Exchange Commission on March 30, 2015.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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